Exhibit 99.1

Infinera Signs Non-Binding Preliminary Memorandum of Terms to Receive Up to $93 Million in CHIPS Act Funding

Proposed funding, combined with investment tax credits, could result in more than $200 million in total federal incentives to expand production and packaging of semiconductors to support critical U.S. infrastructure and AI

San Jose, Calif., – October 17, 2024 (5:05 AM ET) – Infinera (Nasdaq: INFN) and the U.S. Department of Commerce have signed a non-binding preliminary memorandum of terms for Infinera to receive up to $93 million in direct funding as part of the bipartisan CHIPS and Science Act. This proposed direct funding, when combined with investment tax credits available under the CHIPS and Science Act, could result in more than $200 million in total federal incentives as well as potential state and local incentives.

This proposed funding would support the expansion and modernization of both Infinera’s semiconductor capabilities in Silicon Valley, California and its advanced test and packaging capabilities in Lehigh Valley, Pennsylvania, increasing the company’s existing domestic manufacturing capacity by an estimated factor of ten. Combined proposed funding for these two projects could create up to 1,700 manufacturing and construction jobs while strengthening America’s supply chain, economic and national security.

“We are grateful for the bipartisan efforts under the CHIPS and Science Act to increase semiconductor fabrication and packaging in the U.S. and protect our national and economic security,” said David Heard, Infinera CEO. “The proposed CHIPS funding will enable us to better secure our supply chain and compete more effectively with foreign adversary nations. Our unique photonic semiconductors address the increased demand for bandwidth from consumers while opening new markets inside the data center driven by the explosive growth in AI workloads.”

Infinera’s award of the proposed CHIPS funding would not have been possible without bipartisan support and partnerships with local, state and federal officials. This support is instrumental to the long-term success of these projects and the growth of advanced manufacturing in the U.S.

Additional Resource:

Biden-Harris Administration Announces Preliminary Terms with Infinera to Support Development of Semiconductor Technology Important for Communications and National Security

Contacts:

Infinera Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Infinera Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com

About Infinera

Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.

Infinera and the Infinera logo are registered trademarks of Infinera Corporation.

This press release contains forward-looking statements, including but not limited to statements regarding Infinera’s ability to secure CHIPS funding and investment tax credits, and the anticipated benefits of any such funding and tax credits. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual results may vary materially from these expectations as a result of various risks and uncertainties. Information about risks and uncertainties that affect Infinera’s business is contained in the risk factors section and other sections of Infinera’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 29, 2024 as filed with the SEC on August 2, 2024, as well as any subsequent reports filed with or furnished to the SEC. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies and can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.